Exhibit 4

AQUILA, INC.

as Issuer

and

J.P. MORGAN TRUST COMPANY, N.A.

as Trustee

Premium Income Equity SecuritiesSM (PIESSM)

Representing Mandatorily Convertible Senior Notes

THIRD SUPPLEMENTAL INDENTURE

Dated as of August 19, 2004

*”Premium Income Equity Securities” and “PIES” are service marks owned by Lehman Brothers Inc.

THIRD SUPPLEMENTAL INDENTURE, dated as of August 19, 2004 (herein called the “Third Supplemental Indenture”), between AQUILA, INC. (formerly known as UtiliCorp United Inc.), a corporation duly organized and existing under the laws of the State of Delaware (the “Issuer”), and J.P MORGAN TRUST COMPANY, N.A., a national banking association duly organized and existing under the laws of the United States, as successor to BANK ONE TRUST COMPANY, N.A., as Trustee under the Original Indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS, the Issuer has executed and delivered to the Trustee an Indenture, dated as of August 24, 2001 (the “Original Indenture,” as supplemented and amended by a First Supplemental Indenture, dated as of February 28, 2002 and a Second Supplemental Indenture, dated as of July 3, 2002, and, together with this Third Supplemental Indenture and the Original Indenture, the “Indenture”), to provide for the issuance from time to time of certain unsecured senior notes of the Issuer (the “Securities”), the form and terms of which are to be established as set forth in Sections 201 and 301 of the Original Indenture; and

WHEREAS, Section 901 of the Original Indenture provides, among other things, that the Issuer and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form or terms of the Securities of any series as permitted in Sections 201 and 301 of the Original Indenture; and

WHEREAS, the Issuer desires to create a series of the Securities unlimited in aggregate principal amount but initially consisting of up to $345,000,000 in aggregate principal amount of mandatorily convertible senior notes (the “Senior Notes”) constituting up to 13,800,000 Premium Income Equity Securities (referred to as “PIES,” a service mark of Lehman Brothers Inc.; hereinafter called the “PIES”), each PIES consisting of a $25 notional amount of the Senior Notes; and all action on the part of the Issuer necessary to authorize the issuance of the Senior Notes (including the PIES) has been duly taken under the Indenture; and

WHEREAS, Section 901 of the Original Indenture provides, among other things, that the Issuer and the Trustee may enter into indentures supplemental to the Original Indenture to, among other things, add to the covenants of the Issuer for the benefit of the Holders of all or any series of Securities, to add additional Events of Default and to change or eliminate provisions of the Original Indenture in certain circumstances set forth in Section 901; and

WHEREAS, the Issuer desires to (a) add additional Events of Default with respect to the Senior Notes, including the reinstatement and amendment of paragraph (5) of Section 501 of the Original Indenture, as set forth in Section 2.04; (b) change the Indenture to specify the percentage of Holders necessary to consent to certain supplemental indentures relating to the Senior Notes and to consent to certain waivers with respect to the Senior Notes, as set forth in Section 2.05; and (c) provide that the provisions of the Original Indenture with respect to satisfaction and discharge and defeasance will not apply to the Senior Notes, as set forth in Section 2.06.

WHEREAS, all acts and things necessary to make the Senior Notes and the PIES representing notional principal amounts of the Senior Notes, when executed by the Issuer and completed, authenticated and delivered by the Trustee as provided in the Original Indenture and this Third Supplemental Indenture, the valid and binding obligations of the Issuer and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed; and

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

That in consideration of the premises, the Issuer covenants and agrees with the Trustee, for the equal benefit of Holders of the Senior Notes, as follows:

ARTICLE ONE.

DEFINITIONS

Except to the extent such terms are otherwise defined in this Third Supplemental Indenture or the context clearly requires otherwise, all terms used in this Third Supplemental Indenture which are defined in the Original Indenture or the form of Senior Notes attached hereto as Exhibit A have the meanings assigned to them therein.

ARTICLE TWO.

TERMS AND ISSUANCE OF THE SENIOR NOTES

Section 2.01                                Issue of Senior Notes.  A series of Securities which will be designated the “Premium Income Equity Securities representing Mandatorily Convertible Senior Notes” will be executed, authenticated and delivered in accordance with the provisions of, and will in all respects be subject to, the terms, conditions and covenants of the Indenture (including the form of Senior Notes attached hereto as Exhibit A). The aggregate principal amount of Senior Notes of the series created hereby which may be authenticated and delivered under the Original Indenture will initially be limited to $345,000,000, subject to reopening as provided in the last paragraph of Section 301 of the Original Indenture.

Section 2.02                                Form of Senior Notes; Incorporation of Terms.  The Senior Notes will be substantially in the form of Exhibit A attached hereto.  The Senior Notes may have such notations, legends or endorsements approved as to form by the Issuer and required, as applicable, by law, stock exchange rule, agreements to which the Issuer is subject and/or usage. The terms of the Senior Notes set forth in Exhibit A are part of the terms of the Indenture.

Each PIES referenced herein and in the Senior Notes represents a $25 notional principal amount of Senior Notes for all purposes of this Indenture and the Senior Notes, including, without limitation, for purposes of determining the aggregate principal amount of Senior Notes that must be held by Holders to take or fail to take any action under the Indenture or the Senior Notes (including, without limitation, for purposes of determining the aggregate principal amount of Senior Notes declared due and payable following an Event of Default or that have consented to any amendment or waiver).

Section 2.03                                Place of Payment.  The Place of Payment with respect to the Senior Notes initially will be the corporate trust offices of the Trustee which, at the date hereof, are located at J.P Morgan Institutional Trust Services, 227 West Monroe St., Suite 2600, Chicago, IL 60606.

Section 2.04                                Additional Defaults.

(a)                                  Reinstatement of Cross Default.  Paragraph (5) of Section 501 of the Original Indenture applies to the Senior Notes only, except that (i) the term “$10,000,000” is replaced with the term “$40,000,000” and the term “30 days” is replaced with the term “10 days”.

(b)                                 Failure to Deliver Common Shares.  Section 501 of the Original Indenture is amended to add the following Event of Default, applicable to the Senior Notes only:

“(9)  failure to deliver shares of Common Stock (or other consideration due) following any conversion specified in Section 3 of the form of Senior Note attached to the Third Supplemental Indenture as Exhibit A and the continuance of such failure for 10 days following the scheduled settlement date for such conversion;”

Section 2.05                                Supplemental Indentures with Consent of Holders.  Section 902 of the Original Indenture will apply to the Senior Notes, except that for the Senior Notes only, the following paragraph shall be added after the first paragraph thereof:

“For the purposes of the Senior Notes only, no supplemental indenture shall, without the consent of each Holder of Outstanding Senior Notes,

(1)            change the ranking of the Senior Notes, or

(2)            modify the conversion provisions applicable to the Senior Notes,

in each case in a manner adverse to the Holders of the Outstanding Senior Notes.”

Section 2.06                                Satisfaction and Discharge; Defeasance.  Article Four and Section 1008 of the Original Indenture relating to the satisfaction and discharge and defeasance of the Indenture will not be applicable to the Senior Notes.

Section 2.07                                Special Covenants of the Issuer.  The Issuer hereby covenants and agrees for the benefit of the Holders of the Senior Notes only, as follows:

(a)                                  Performance of Obligations.  The Issuer will duly and punctually perform its obligations under the Senior Notes in accordance with the terms of the Senior Notes and the Indenture.

(b)                                 Reservation of Shares.  The Issuer will, in accordance with the laws of the State of Delaware, at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Senior Notes, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all Senior Notes then outstanding into such Common Stock at any time (assuming that, at the time of the computation of such number of shares or securities, all such Senior Notes would be held by a single Holder); provided, however, that nothing contained herein will preclude the Issuer from satisfying its obligations in respect of the conversion of the Senior Notes in accordance with the terms hereof by delivery of purchased shares of Common Stock which are then held in the treasury of the Issuer.  The Issuer covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and nonassessable and free from all liens and charges and, except as provided in paragraph (g) of this Section 2.07, taxes with respect to the issue thereof.

(c)                                  Authorization of Shares.  If any shares of Common Stock or other securities which would be issuable upon conversion of the Senior Notes hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, the Issuer will in good faith and as expeditiously as possible endeavor to cause such shares or securities to be duly registered or approved, as the case may be.  The Issuer further covenants that so long as the Common Stock is listed on The New York Stock Exchange, the Issuer will, if permitted by the rules of such exchange, list and keep listed all Common Stock issuable upon conversion of the Senior Notes, and the Issuer will endeavor to list the shares of Common Stock required to be delivered upon conversion of the Senior Notes prior to such delivery upon any other national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

(d)                                 Notice of Conversion Adjustments.  Whenever an adjustment in the Conversion Rate and Optional Conversion Rate with respect to the Senior Notes (or the PIES, each representing a $25 notional principal amount of the Senior Notes) is required:

(1)                                  the Issuer will forthwith (and, in any event, within 10 Business Days following such adjustment) deliver to the Trustee an Officer’s Certificate stating the adjusted Conversion Rate and Optional Conversion Rate determined as provided herein and setting forth in reasonable detail such facts as may be necessary to show the reason for and the manner of computing such adjustment; and

(2)                                  the Issuer or, at the Issuer’s request, the Trustee in the name of and at the expense of the Issuer, will forthwith deliver to the Holders (as provided in Section 106 of the Indenture) a notice stating that the Conversion Rate and Optional Conversion Rate have been adjusted and setting forth the adjusted Conversion Rate and Optional Conversion Rate.  Any notice so given will be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

(e)                                  Notice of Record Date.  In case:

(1)                                  of a consolidation or merger to which the Issuer is a party and for which approval of any stockholders of the Issuer is required, or of the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d–3 under the Securities Exchange

Act of 1934, as amended) of all or substantially all of the property and assets of the Issuer; or

(2)                                  of the voluntary or involuntary dissolution, liquidation or winding up of the Issuer; or

(3)                                  of any action triggering an adjustment of the Conversion Rate and Optional Conversion Rate referred to in clauses (x) or (y) below;

then, in each case, the Issuer will cause to be filed with the Trustee, and will cause to be given to the Holders of the Securities in the manner provided in Section 106 of the Indenture, at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights, options or warrants triggering an adjustment to the Conversion Rate and Optional Conversion Rate pursuant to Section 3 of Exhibit A hereto, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights, options or warrants are to be determined, or (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up triggering an adjustment to the Conversion Rate and Optional Conversion Rate pursuant to Section 3 of Exhibit A hereto is expected to become effective, and the date as of which it is expected that holders of Common Stock of record will be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger sale, conveyance, dissolution, liquidation or winding up.

Failure to give such notice or any defect therein will not affect the legality or validity of the proceedings described in clause (1), (2) or (3) above.

(f)                                    Cash Merger Notice.  The Issuer will provide a Cash Merger Notice to the Holders of Outstanding Senior Notes of the completion of a Cash Merger within five business days thereof.  The notice will specify the conversion date, which will be not less than 20 or more than 35 days after the date of the notice, on which the merger conversion will occur and a date by which the Holder’s Merger Conversion Right must be exercised, which will not be earlier than 15 days following the provision of such Cash Merger Notice.  The notice will set forth the applicable Conversion Rate and the amount of the cash, securities and other property receivable by the Holder upon conversion.

(g)                                 Taxes, Other Charges.  The issue of stock certificates on conversion of the Senior Notes will be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Issuer will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of the Senior Notes pursuant hereto.  The Issuer will not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that in which the Securities of this series so converted were registered, and no such issue or delivery will be made unless and until the Person requesting such issue has paid to the Issuer the amount of such tax or has established to the satisfaction of the Issuer that such tax has been paid.

ARTICLE THREE.

MISCELLANEOUS

Section 3.01                                Execution of Supplemental Indenture.  This Third Supplemental Indenture is executed and will be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Third Supplemental Indenture forms a part thereof.

Section 3.02                                Conflict With Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Third Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision will control.

Section 3.03                                Effect of Headings.  The Article and Section headings herein are for convenience only and will not affect the construction hereof.

Section 3.04                                Successors and Assigns.  All covenants and agreements in this Third Supplemental Indenture by the Issuer will bind its successors and assigns, whether so expressed or not.

Section 3.05                                Separability Clause.  In case any provision in this Third Supplemental Indenture or in the Senior Notes will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 3.06                                Benefits of Third Supplemental Indenture.  Nothing in this Third Supplemental Indenture or in the Senior Notes, express or implied, will give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Third Supplemental Indenture.

Section 3.07                                Governing Law.  This Third Supplemental Indenture and each Senior Note will be deemed to be a contract made under the laws of the State of New York, and for all purposes will be governed by and construed in accordance with the laws of said State.

Section 3.08                                Execution and Counterparts.  This Third Supplemental Indenture may be executed in any number of counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, as of the day and year first above written.

AQUILA, INC., as Issuer

By:
Name:
Title:

J.P. MORGAN TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

EXHIBIT A

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES HEREINAFTER DESCRIBED AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY NOMINEE TO A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.

[FORM OF FACE OF SENIOR NOTE]

REGISTERED	REGISTERED

AQUILA, INC.

PREMIUM INCOME EQUITY SECURITIES* (PIES*)
REPRESENTING MANDATORILY CONVERTIBLE SENIOR NOTES

Number of PIES:
Number	Aggregate Principal Amount: $
CUSIP

Aquila, Inc., a Delaware corporation (herein called the “Issuer,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of $                         on the date such amount becomes due, unless earlier converted as provided herein, together with cash interest on the principal amount of this Security from the date of the issuance of this Security, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on March 15, June 15, September 15 and December 15 in each year, commencing December 15, 2004, at the rate of 6.75% per annum until the date on which this Security is converted as provided herein and, subject to the terms of the Indenture, on any overdue installments of interest or other cash amounts due thereon (to the extent that payment of such interest is legally enforceable).  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment, which will be the last

* “Premium Income Equity Securities” and “PIES” are service marks owned by Lehman Brothers Inc.

day of February, May, August and November (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, in which event notice whereof will be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of principal and interest on this Security will be made at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Issuer may pay interest by mailing a dollar check to a Holder’s registered address or, upon application by the Holder hereof to the Security Registrar, not later than the applicable record date, by wire transfer to a dollar account maintained by the Holder (if the Holder of the Security holds an aggregate principal amount of Securities in excess of $5,000,000).

On September 15, 2007, except as provided herein, unless this Security is converted earlier as provided herein, this Security will be converted into shares of Common Stock of the Issuer, in the manner and in an amount calculated as set forth on the reverse hereof.  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions will for all purposes have the same effect as if set forth in full at this place.

Each PIES referenced herein represents a $25 notional principal amount of the Senior Notes.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, or an Authenticating Agent, by manual signature of one of its authorized officers, this Security will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

AQUILA, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and referenced to in the within-mentioned Indenture.

J.P. MORGAN TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF SENIOR NOTE]

AQUILA, INC.

PREMIUM INCOME EQUITY SECURITIES* (PIES*)

REPRESENTING MANDATORILY CONVERTIBLE SENIOR NOTES

 This Senior Note is one of a duly authorized series of securities of the Issuer (herein called the “Securities”), issued and to be issued in one or more series under an Indenture dated as of August 24, 2001 (the “Indenture”), between the Issuer and J.P. Morgan Trust Company, N.A., as successor to Bank One Trust Company, N.A., as Trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto (including the Third Supplemental Indenture dated as of August 19, 2004) reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered.

The period commencing on an Interest Payment Date and ending on the day preceding the next Interest Payment Date will be an “Interest Period”; provided, however, that the first Interest Period will begin [on the date of issuance of this Security**] and extend through December 14, 2004, the day preceding the first Interest Payment Date.

Interest payments for this Security will be computed and paid on the basis of a 360-day year of twelve 30-day months.  The amount of interest payable for any period shorter than a full period will be computed on the basis of the actual number of days elapsed per 30-day calendar month.  If an Interest Payment Date falls on a day that is not a Business Day, such Interest Payment Date will be the following day that is a Business Day.  All dollar amounts resulting from such calculation will be rounded, if necessary, to the nearest cent with one-half cent rounded upward.

1.                                       Sinking Fund.  This Security is not subject to any sinking fund.

2.                                       Redemption.  This Security will not be redeemable at the option of the Issuer, the Holder, or otherwise.

3.                                       Conversion.

(a)                                  Definitions.  For purposes of this Section 3, the following terms will have the meanings indicated:

“Business Day” means any day that is not a Saturday, a Sunday or a day on which the New York Stock Exchange, banking institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close.

* “Premium Income Equity Securities” and “PIES” are service marks owned by Lehman Brothers Inc.

** Or as otherwise provided in the authentication order for this Security.

“Cash Merger has the meaning set forth in Section 3(c) hereof.

“Cash Merger Notice” means a notice provided by the Issuer to the Holder in the manner specified in Section 106 of the Indenture, of the completion of a Cash Merger within five Business Days thereof.  The notice will specify the conversion date (the “Merger Conversion Date”), which may not be less than 20 or more than 35 days after the date of the Cash Merger Notice, on which the merger conversion will occur and a date by which the Holder’s Merger Conversion Right must be exercised, which may not be earlier than 15 days following the provision of such Cash Merger Notice.  The Cash Merger Notice will set forth, among other things, the applicable Conversion Rate and the amount of the cash, securities and other property receivable by the Holder upon conversion.

“Closing Price” of any security on any date of determination means:

(1)                                  the closing sale price or, if no closing sale price is reported, the last reported sale price of the security, regular way, on the New York Stock Exchange on that date;

(2)                                  if the security is not listed for trading on the New York Stock Exchange on any such date, as reported in the composite transactions for the principal U.S. securities exchange on which the security is so listed;

(3)                                  if the security is not so listed on a U.S. securities exchange, as reported by the NASDAQ Stock Market;

(4)                                  if the security is not so reported, the last quoted bid price for the security in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

(5)                                  if the security is not so quoted, the average of the midpoint of the last bid and ask prices for the security from each of at least three nationally recognized investment banking firms selected for such purpose by the Issuer.

If an “ex” date (as defined herein) for a security occurs during the period used in determining that security’s Closing Price, the Closing Price of the security on any day prior to the “ex” date used in calculating the Closing Price will be adjusted by the amount of the dividend or other adjustment, as appropriate and customary.  For this purpose the amount of a non-cash dividend or adjustment will be equal to the value of that dividend or adjustment as determined by a nationally recognized investment banking firm retained for such purpose by the Issuer.

“Common Stock” has the meaning set forth in Section 3(b) hereof.

“Conversion Rate” means, for each PIES, the number of shares of Common Stock equal to: (i) if the Maturity Price is greater than or equal to the Threshold Appreciation Price, 8.0386 shares of Common Stock; (ii) if the Maturity Price is less than the Threshold Appreciation Price but is greater than the Initial Price, a number of shares of Common Stock determined by dividing $25 by the Maturity Price; and (iii) if the Maturity Price is less than or equal to the Initial Price, 9.8039 shares Common Stock, in each case subject to adjustment as provided herein.

“Current Market Price” means the average of the daily Closing Prices per share of Common Stock for the 10 consecutive Trading Days ending on the earlier of the date of determination and the day immediately preceding the “ex” date with respect to the distribution requiring such determination; provided, however, that if:

(1)                                  the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate and Optional Conversion Rate pursuant to subparagraphs (i) through (vi) of paragraph (e) of this Section 3 occurs during such 10 consecutive Trading Days, the Closing Price for each Trading Day prior to the “ex” date for such other event will be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Rate and Optional Conversion Rate is so required to be adjusted as a result of such other event;

(2)                                  the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate and Optional Conversion Rate pursuant to subparagraphs (i) through (vi) of paragraph (e) of this Section 3 occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the “ex” date for such other event will be adjusted by dividing such Closing Price by the reciprocal of the fraction by which the Conversion Rate and Optional Conversion Rate is so required to be adjusted as a result of such other event; and

(3)                                  the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Price for each Trading Day on or after such “ex” date will be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of subparagraphs (iv), (v) and (vi) of paragraph (e) of this Section 3) of the evidences of Indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date.

For purposes of any computation under subparagraph (vi) of paragraph (e) of this Section 3, if the “ex” date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Rate and Optional Conversion Rate pursuant to subparagraphs (i) through (vi) of paragraph (e) of this Section 3 occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the “ex” date for such other event will be adjusted by dividing such Closing Price by the reciprocal of the fraction by which the Conversion Rate and Optional Conversion Rate is so required to be adjusted as a result of such other event.

For purposes of paragraph (e) of this Section 3, the term “ex” date, when used:

(1) with respect to any issuance or distribution, means the first date on which the shares of Common Stock trade regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution;

(2) with respect to any subdivision or combination of shares of Common Stock, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

(3) with respect to any tender or exchange offer, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the Expiration Time of such offer.

“Fair Market Value” means the amount that a willing buyer would pay a willing seller in an arm’s length transaction (as determined by the Board of Directors, whose determination will be conclusive and described in a resolution of the Board of Directors).

“Initial Price” means $2.55, subject to adjustment as provided herein.

“Mandatory Conversion Date” has the meaning set forth in Section 3(b) hereof.

“Maturity Price” means the average Closing Price per share of Common Stock for the 20 trading days ending on the third trading day immediately preceding (but not including) the Mandatory Conversion Date; provided, however, that, if there are not 20 trading days for the shares of the Common Stock occurring later than the 60th calendar day immediately preceding, but not including, the Mandatory Conversion Date, the Maturity Price will be the market value per share of Common Stock as of the third trading day immediately preceding the Mandatory Conversion Date as determined by a nationally recognized investment banking firm retained for such purpose by the Issuer; in each case subject to adjustment as provided herein.

“Merger Conversion Right” has the meaning set forth in Section 3(c) hereof.

“Optional Conversion Rate” has the meaning set forth in Section 3(c) hereof.

“Threshold Appreciation Price” means $3.11, subject to adjustment as provided herein.

“Trading Day” means a Business Day on which the security the Closing Price of which is being determined: (i) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and (ii) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the security.

(b)                                 Mandatory Conversion.

Subject to and upon compliance with the provisions of this Section 3, unless earlier converted at the option of the Holder into shares of the Issuer’s common stock, $1 par value (the “Common Stock”) pursuant to paragraph (c), except as provided in paragraph (o) hereof, on September 15, 2007 (the “Mandatory Conversion Date”), this Security will automatically convert into shares of Common Stock at the Conversion Rate, and the Holder will have the right to receive cash in an amount equal to the accrued and unpaid interest on this Security to the Mandatory Conversion Date.

(c)                                  Optional Conversion and Merger Conversion.

(i)                                     Subject to and upon compliance with the provisions of this Section 3 (including, without limitation, paragraphs (d) and (k) hereof), the Holder of this Security will have the right, at such Holder’s option, to convert all but not part of this Security into 8.0386 shares of Common Stock for each PIES (the “Optional Conversion Rate”), equivalent for each PIES to $3.11 per share of Common Stock (the “Optional Conversion Price”), subject to adjustment as provided in paragraph (e) below, at any time prior to the close of business on the Business Day prior to the Mandatory Conversion Date.  Any conversion pursuant to this paragraph (c)(i) is hereinafter referred to as an “Optional Conversion”.

(ii)                                  Subject to and upon compliance with the provisions of this Section 3 (including, without limitation, paragraphs (d) and (k) hereof), at any time prior to the close of business on the Business Day prior to the Mandatory Conversion Date, if the Issuer is involved in a consolidation or merger in which at least 30% of the consideration for the Common Stock consists of cash or cash equivalents (a “Cash Merger”), the Holder of this Security will, on and after the date of the Cash Merger, have the right (the “Merger Conversion Right”), at such Holder’s option, to convert this Security at the Conversion Rate determined as set forth in paragraph (b), assuming that the Trading Day immediately before the Cash Merger is the Mandatory Conversion Date, in accordance with the procedures specified in the applicable Cash Merger Notice. Any exercise of a Merger Conversion Right must be made on or prior to the date specified in the Cash Merger Notice as the final date for exercising such right.

If the Holder exercises the Merger Conversion Right, the Issuer will deliver to the Holder on the Merger Conversion Date the kind and amount of securities, cash or other property that the Holder would have been entitled to receive in respect of such shares of Common Stock that would have been issuable assuming that the Trading Day immediately preceding the Cash Merger was the Mandatory Conversion Date.  In addition, the Issuer will deliver to any Holders exercising their Merger Conversion Rights accrued and unpaid interest on the Security being converted for the time period to, but not including, the Merger Conversion Date.  If the Holder does not elect to exercise his or her Merger Conversion Right, this Security will remain outstanding and subject to mandatory conversion on the Mandatory Conversion Date to the extent not converted at the Holder’s option prior to such date.

(iii)                               If this Security is held in certificated form, the Holder must deliver to the Trustee, on the date specified in the notice, the certificate evidencing such Holder’s Security with the conversion notice duly completed in order to exercise the Holder’s right under subparagraph (i) or (ii) above.

(d)                                 Conversion Procedure; Conversion Price; Fractional Shares.

(i)                                     Subject to the terms and conditions hereof, this Security will be convertible into fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Common Stock.  This Security will be converted into shares of Common Stock at the Conversion Rate, or, in the case of an Optional Conversion, the Optional Conversion Rate, therefor.  No payment or adjustment will be made in respect of dividends on the Common Stock or accrued interest on a converted Security, except as described in paragraph (k) hereof.  The Issuer will not issue any fraction of a share of Common Stock in connection with any conversion of Securities, but instead will make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Maturity Price, or, in the case of an Optional Conversion, the Closing Price of the Common Stock on the third Trading Day immediately preceding the date of conversion.

If payment in cash in lieu of fractional shares of Common Stock would result in the failure of the Issuer to be in compliance with any debt instrument to which it is a party, the Issuer will be entitled to deliver a whole share of Common Stock in lieu of cash with respect to fractional shares, beginning with delivery of Common Stock to the Holders entitled to the largest fractional shares until delivery of cash in lieu of fractional shares of Common Stock would no longer result in a failure of the Issuer to be in compliance with any such debt instrument.

(ii)                                  Before the Holder will be entitled to convert this Security in accordance herewith, the Holder must surrender such Security, duly endorsed to the Issuer or in blank, at the corporate trust offices of the Trustee, and must give written notice to the Issuer at said office or place that such Holder elects to convert the same and must state in writing therein the principal amount of Securities to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock to be issued.

Before any such conversion, a Holder also must pay all funds required, if any, relating to interest on the Securities, as provided in subsection (k), and all taxes or duties, if any, as provided in subsection (j).

If more than one Security is surrendered for conversion at one time by the Holder, the number of full shares of Common Stock which are deliverable upon conversion will be computed on the basis of the notional principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered and any fractional shares will be treated as provided in subparagraph (d)(i) above.  Subject to the next succeeding sentence, the Issuer will, as soon as practicable thereafter, issue and deliver at said office or place to the Holder, or to the Holder’s nominee or nominees, certificates for the number of full shares of Common Stock to which the Holder will be entitled as aforesaid, together with cash in lieu of any fraction of a share to which the Holder would otherwise be entitled.  The Issuer will not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or the security register are duly closed for any purpose, but certificates for shares of Common Stock must be issued and delivered as soon as practicable after the opening of such books or security register.

(iii)                               This Security will be deemed to have been converted as of the close of business on the date of the surrender of such Securities for conversion as provided above, and the Person entitled to receive the Common Stock issuable upon such conversion will be treated for all purposes as the record Holder of such Common Stock as of the close of business on such date.

(iv)                              Any Security which is to be converted only in part must be surrendered at a Place of Payment therefor (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Issuer will execute, and the Trustee will deliver to the Holder of such Security without service charge, a new Security or

Securities of any authorized denomination as requested by such Holder, in aggregate amount equal to and in exchange for the unredeemed portion of the Security so surrendered.

(e)                                  Conversion Adjustments.

The Conversion Rate and the Optional Conversion Rate will be adjusted from time to time as set forth in this paragraph (e).  Concurrent adjustments will be made to the Initial Price and the Threshold Appreciation Price by multiplying each by the inverse of the fractional adjustment made to the Conversion Rate and the Optional Conversion Rate

(i)                                     Dividend in Common Stock.  If the Issuer, at any time or from time to time while any of the Securities are outstanding, pays a dividend or makes a distribution in shares of Common Stock to all holders of its outstanding shares of Common Stock, then the Conversion Rate and the Optional Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution will be increased by multiplying such Conversion Rate and Optional Conversion Rate by a fraction:

(x)                                   the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution; and

(y)                                 the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the record date fixed for such determination.

The adjustment will become effective immediately after the opening of business on the day following the record date fixed for such determination.  For the purpose of this subparagraph (i), the number of shares of Common Stock at any time outstanding will not include shares held in the treasury of the Company.  If any dividend or distribution of the type described in this subparagraph (i) is declared but not so paid or made, the Conversion Rate and Optional Conversion Rate will again be adjusted to the Conversion Rate and Optional Conversion Rate, respectively, that would then be in effect if such dividend or distribution had not been declared.

(ii)                                  Subdivision, Split, Combination of Common Stock.

(A)                              If the Issuer, at any time or from time to time while any of the Securities are outstanding, subdivides or splits its outstanding shares of Common Stock into a greater number of shares of Common Stock, then the Conversion Rate and Optional Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective will be proportionately increased.

(B)                                If the Issuer, at any time or from time to time while any of the Securities are outstanding, combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Conversion Rate and Optional Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective will be proportionately reduced.

The reduction or increase, as the case may be, will become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(iii)                               Rights, Options or Warrants.  If the Issuer, at any time or from time to time while any of the Securities are outstanding, issues rights, options or warrants (other than any rights, options or warrants referred to in subparagraph (iv) below) to all holders of its shares of Common Stock entitling them (for a period expiring within 45 calendar days after the date fixed for determination of stockholders entitled to receive such rights, options or warrants) to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share (or having a conversion price per share) less than the Closing Price of the Common Stock on the Business Day immediately preceding the date of announcement of such issuance of such rights, options or warrants, treating the conversion price per share of the securities convertible into Common Stock as equal to

(x)                                   the sum of (i) the price for a unit of the security convertible into Common Stock and (ii) any additional consideration initially payable upon the conversion of such security into Common Stock; divided by

(y)                                 the number of shares of Common Stock initially underlying such convertible security),

then the Conversion Rate and Optional Conversion Rate will be adjusted so that the same will equal the rate determined by multiplying the Conversion Rate and Optional Conversion Rate in effect at the opening of business on the date after such date of announcement by a fraction:

(x)                                   the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such distribution, plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible); and

(y)                                 the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on the date fixed for determination of stockholders entitled to receive such distribution plus the number of shares that the aggregate offering price of the total number of shares or securities so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at the Closing Price of the Common Stock on such date.

Such adjustment will be successively made whenever any such rights, options or warrants are issued, and will become effective immediately after the opening of business on the day following the date fixed for such determination.

To the extent that shares of Common Stock (or securities convertible into shares of Common Stock) are not delivered pursuant to such rights, options or warrants, upon the expiration or termination of such rights, options or warrants, the Conversion Rate and Optional Conversion Rate will be readjusted to the Conversion Rate and Optional Conversion Rate, respectively, which would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into shares of Common Stock) actually delivered.  In the event that such rights, options or warrants are not so issued, the Conversion Rate and Optional Conversion Rate will again be adjusted to be the Conversion Rate and Optional Conversion Rate, respectively, which would then be in effect if the date fixed for the determination of stockholders entitled to receive such rights, options or warrants had not been fixed.  In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Closing Price on the Business Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there will be taken into account any consideration received for such rights, options or warrants, the value of such consideration if other than cash to be determined by the Board of Directors.

(iv)                              Capital Stock, Indebtedness, Other Assets.  If the Issuer, at any time or from time to time while any of the Securities are outstanding, by dividend or otherwise, distributes to all holders of its shares of Common Stock, shares of its capital stock, evidences of its Indebtedness or other assets, including securities, but excluding

(A)                              any dividends or distributions to which subparagraph (i) above applies;

(B)                                any rights, options or warrants referred to in subparagraph  (iii) above;

(C)                                dividends or distributions paid exclusively in cash; and

(D)                               dividends and distributions of stock, securities or other property or assets (including cash) in connection with a reclassification, consolidation, merger, binding share exchange, sale or conveyance to which paragraph (f) applies.

(such capital stock, evidence of its indebtedness, cash, other assets or securities being distributed hereinafter in this subparagraph (iv) referred to as the “distributed assets”), then, in each such case, subject to the third and fourth succeeding paragraphs and the last clause of this subparagraph (iv), the Conversion Rate and Optional Conversion Rate will be increased so that the same will be equal to the rate determined by multiplying the Conversion Rate and Optional Conversion Rate, respectively, in effect immediately prior to the close of business on the record date with respect to such distribution by a fraction:

(x)                                   the numerator of which shall be the Current Market Price of the Common Stock outstanding on the record date for such determination; and

(y)                                 the denominator of which shall be the Current Market Price of the Common Stock on such record date, less the Fair Market Value on such date of the portion of the distributed assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date) on such date.

Such increase will become effective immediately prior to the opening of business on the day following the record date for such distribution; provided that if the then Fair Market Value of the portion of the securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the record date, in lieu of the foregoing adjustment, adequate provision will be made so that each Holder will have the right to receive upon conversion the amount of securities such Holder would have received had such Holder converted each Security on the record date.  In the event that such dividend or distribution is not so paid or made, the Conversion Rate and Optional Conversion Rate will again be adjusted to be the Conversion Rate and Optional Conversion Rate, respectively, which would then be in effect if such dividend or distribution had not been declared.

If the Board of Directors determines the Fair Market Value of any distribution for purposes of this subparagraph (iv) by reference to the actual or when issued trading market for any distributed assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price on the applicable record date for such distribution, unless the Board of Directors determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders.

In the event any such distribution requiring an adjustment pursuant to this subparagraph (iv) consists of shares of capital stock of, or similar equity interests in, one or more of the Issuer’s subsidiaries or other business unit (a “Spin-Off”), for purposes of making such adjustment, (i) the Current Market Price of the securities to be distributed will equal the average of the closing sale prices of such securities on the principal securities market on which such securities are traded for the 10 consecutive Trading Days commencing on and including the fifth day of trading of those securities after the date on which ex-dividend trading commences for such distribution on the New York Stock Exchange or such other national or regional exchange or market on which the securities are then listed or quoted and the Fair Market Value will be measured for the same period.  In the event, however, that an underwritten initial public offering of the securities in the Spin-Off occurs simultaneously with the Spin-Off, Fair Market Value of the securities distributed in the Spin-Off will mean the initial public offering price of such securities and the Current Market Price will mean the Closing Price for the Common Stock on the same Trading Day.

Rights, options or warrants distributed by the Issuer to all holders of its shares of Common Stock entitling them to subscribe for or purchase shares of the Issuer’s capital stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”),

(A)                              are deemed to be transferred with such shares of Common Stock,

(B)                                are not exercisable and

(C)                                are also issued in respect of future issuances of shares of Common Stock will be deemed not to have been distributed for purposes of this subparagraph (iv) (and no adjustment to the Conversion Rate and Optional Conversion Rate under this subparagraph (iv) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants will be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate and Optional Conversion Rate will be made under this subparagraph (iv).

If such right, option or warrant is subject to subsequent events, upon the occurrence of which such right or warrant becomes exercisable to purchase different securities, evidences of indebtedness or other assets, or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event will be deemed to be the date of issuance and record date with respect to a new right, option or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof).

In addition, in the event of any distribution (or deemed distribution) of , options or warrants, or any Trigger Event or other event (of the type described in the preceding paragraph) with respect thereto, that resulted in an adjustment to the Conversion Rate and Optional Conversion Rate under this subparagraph (iv):

(1)                                  in the case of any such rights, options or warrants which all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate and Optional Conversion Rate will be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of shares of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of shares of Common Stock as of the date of such redemption or repurchase; and

(2)                                  in the case of such rights, options or warrants which have expired or been terminated without exercise, the Conversion Rate and Optional Conversion Rate will be readjusted as if such rights, options and warrants had never been issued.

No adjustment of the Conversion Rate or Optional Conversion Rate will be made pursuant to this subparagraph (iv) in respect of rights, options or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights, options or warrants are actually distributed, or reserved by the Company for distribution to Holders of the Securities upon conversion by such Holders of the Securities to Common Stock

For purposes of this subparagraph (iv) and subparagraphs (i), (ii) and (iii), any dividend or distribution to which this subparagraph (iv) is applicable that also includes

(A)                              shares of Common Stock,

(B)                                a subdivision or combination of shares of Common Stock to which subparagraph (ii) applies or

(C)                                rights, options or warrants to subscribe for or purchase shares of Common Stock to which subparagraph (iii) applies

(or any combination thereof), will be deemed instead to be:

(1)                                  a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights, options or warrants, other than such shares of Common Stock, such subdivision or combination or such rights, options or warrants to which subparagraphs (i), (ii) and (iii) apply, respectively (and any Conversion Rate and Optional Conversion Rate adjustment required by this subparagraph (iv) with respect to such dividend or distribution will then be made), immediately followed by

(2)                                  a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights, options or warrants (and any further Conversion Rate and Optional Conversion Rate adjustment required by subparagraphs (i), (ii) and (iii) with respect to such dividend or distribution will then be made), except:

The record date of such dividend or distribution will be substituted as

(1)                                  “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution,” and “record date fixed for such determination” and “record date” within the meaning of subparagraph (i) above,

(2)                                  “the day upon which such subdivision becomes effective” and “the day upon which such combination becomes effective” within the meaning of subparagraph (ii) above, and

(3)                                  as “the date fixed for the determination of stockholders entitled to receive such rights, options or warrants,” and “the date fixed for the determination of the stockholders entitled to receive such distribution” within the meaning of subparagraph (iii) above; and

Any shares of Common Stock included in such dividend or distribution will not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of subparagraph (i) above and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination will be disregarded in connection with such dividend or distribution.

In the event of any distribution referred to in this subparagraph (iv) in which

(1)                                  the Fair Market Value of such distribution applicable to one share of Common Stock (determined as provided above) equals or exceeds the average of the Closing Prices of the Common Stock over the

10 consecutive Trading Day period ending on the record date for such distribution or

(2)                                  the average of the Closing Prices of the Common Stock over the 10 consecutive Trading Day period ending on the record date for such distribution exceeds the Fair Market Value of such distribution by less than $1.00, then, in each such case, in lieu of an adjustment to the Conversion Rate and Optional Conversion Rate, adequate provision will be made so that each Holder will have the right to receive upon conversion of this Security, in addition to shares of Common Stock, the kind and amount of such distribution such Holder would have received had such Holder converted such Security immediately prior to the record date for determining the shareholders entitled to receive the distribution.

In the event of any distribution referred to in subparagraph (iii) or this subparagraph (iv), where, in the case of a distribution described in this subparagraph (iv), the Fair Market Value of such distribution per share of Common Stock exceeds 10% of the Closing Price of a share of Common Stock on the Business Day immediately preceding the declaration date for such distribution, then, if the Securities are convertible pursuant to this Section 3, the Issuer will be required to give notice to the Holders of Securities at least 20 days prior to the Ex-Dividend Time for the distribution  No adjustment to the Conversion Rate and Optional Conversion Rate or the ability of a Holder of this Security to convert will be made if the Holder will otherwise participate in such distribution without conversion.

For so long as the Issuer’s preferred share purchase rights plan remains in effect, Holders will receive, upon conversion of the Securities, in addition to any Common Stock or other consideration, the rights under the Issuer’s rights plan, unless prior to any such conversion, such rights have expired, terminated or been redeemed, or unless the rights have separated from the Common Stock.  If Holders of the Securities exercising the right of conversion attaching after the date the rights separate from the underlying Common Stock are not entitled to receive the rights that would otherwise be attributable to the shares of Common Stock received upon conversion, the Conversion Rate and Optional Conversion Rate will be adjusted as though the rights were being distributed to holders of Common Stock on the date of such separation.  If such an adjustment is made and the rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment will be made to the conversion rate on an equitable basis.

(v)                                 Cash.  In case the Issuer, at any time or from time to time while any of the Securities are outstanding, by dividend or otherwise, distributes to all holders of its shares of Common Stock, cash, (except any dividend or distribution in connection with a reclassification, consolidation, merger, binding share exchange, combination, sale or conveyance to which paragraph (f) applies or as part of a distribution referred to in subparagraph (iv) above or any dividend or distribution in connection with the liquidation, dissolution or winding up of the Issuer, whether voluntary or involuntary), then, and in each such case, immediately after the close of business on such date, the Conversion Rate and Optional Conversion Rate will be increased so that the same will equal the rate determined by multiplying the Conversion Rate and

Optional Conversion Rate, respectively, in effect immediately prior to the close of business on the record date of such distribution by a fraction:

(x)  the numerator of which shall be equal to the Current Market Price on such date; and

(y)  the denominator of which shall be equal to the Current Market Price on the record date less the full amount of the distribution  applicable to one share of Common Stock.

In the event that such dividend or distribution is not so paid or made, the Conversion Rate and Optional Conversion Rate will again be adjusted to be the Conversion Rate and Optional Conversion Rate, respectively, which would then be in effect if such dividend or distribution had not been declared.

(vi)                              Tender or Exchange Offer.  In case a tender or exchange offer made by the Issuer or any of its Subsidiaries for all or any portion of the shares of Common Stock expires and such tender offer (as amended upon the expiration thereof) requires the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of shares tendered) of an aggregate consideration having a Fair Market Value that combined together with:

(A)                              the aggregate amount of the cash, plus the Fair Market Value as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender offers, by the Issuer or any of its Subsidiaries for all or any portion of the shares of Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this subparagraph (vi) has been made; and

(B)                                the aggregate amount of any distributions to all holders of shares of Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to subparagraph (v) above has been made;

exceeds 10% of the product of

(x)  the Current Market Price of the Common Stock as of the last time (the “Expiration Time”) tenders could have been made pursuant to such tender or exchange offer (as it may be amended), and

(y)  the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time (such excess, the “Excess Amount”),

then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate and Optional Conversion Rate will be adjusted so that the same will equal the rate determined by multiplying the Conversion Rate and Optional Conversion Rate, respectively, in effect immediately prior to the close of business on the date of the Expiration Time by a fraction:

(1)  the numerator of which shall be the product of

(x)  the number of shares of Common Stock outstanding (including all shares accepted and validly tendered or exchanged and not withdrawn (the “Purchased Shares”)) at the Expiration Time and

(y)  the Current Market Price of a share of Common Stock at the Expiration Time; and

(2)  the denominator of which shall be

(x)  the product of (i) the number of shares of Common Stock outstanding (including any Purchased Shares) at the Expiration Time and (ii) the Current Market Price of the Common Stock at the Expiration Time, less

(y)  the Excess Amount.

Such increase (if any) will become effective immediately prior to the opening of business on the day following the Expiration Time.  In the event that the Issuer is obligated to purchase shares pursuant to any such tender or exchange offer, but the Issuer is permanently prevented by applicable law from effecting any such purchases or all or a portion of such purchases are rescinded, the Conversion Rate and Optional Conversion Rate will again be adjusted to be the Conversion Rate and Optional Conversion Rate, respectively, which would then be in effect if such (or such portion of the) tender offer had not been made.  If the application of this subparagraph (vi) to any tender offer would result in a reduction in the Conversion Rate and Optional Conversion Rate, no adjustment will be made for such tender offer under this subparagraph (vi).

(vii)                           Successive Adjustments. Whenever successive adjustments to the Conversion Rate and Optional Conversion Rate are called for pursuant to this paragraph (e), such adjustments will be made to the Conversion Rate and Optional Conversion Rate as may be necessary or appropriate to effectuate the intent of this paragraph (e) and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

(viii)                        Additional Increases.  The Issuer will be entitled to make such additional increases in the Conversion Rate and Optional Conversion Rate, in addition to those required by subparagraphs (i) through (vi) above, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes as are necessary in order that any dividend or distribution of Common Stock, any subdivision, reclassification or combination of shares of Common Stock or any issuance of rights or warrants referred to above will not be taxable to the holders of Common Stock for United States Federal income tax purposes.

(ix)                                Additional Increases for a Specified Period.  To the extent permitted by applicable law, the Issuer may, from time to time, increase the Conversion Rate and Optional Conversion Rate by any amount for any period of time, if such period is at least 20 days and the increase is irrevocable during the period.  Whenever the Conversion Rate and Optional Conversion Rate are increased pursuant to the preceding sentence, the Issuer will mail to the Trustee and each Holder at the address of such Holder as it appears in the register of the Securities maintained by the Registrar, at least 15 days prior to the date the increased Conversion Rate and Optional Conversion Rate take effect, a notice of the increase stating the increased Conversion Rate and Optional Conversion Rate and the period during which it will be in effect.

(x)                                   Retroactive Adjustments.  In any case in which this paragraph (e) requires that any adjustment be made effective as of or retroactively immediately following a record date, the Issuer may elect to defer (but only for five Trading Days following the filing of the statement referred to paragraph (f) below) issuing to the Holder of any Securities converted after such record date the shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Rate and Optional Conversion Rate prior to adjustment; provided, however, that the Issuer will deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(xi)                                Calculations.  All calculations under this paragraph (e) will be made to the nearest cent or one–hundredth of a share, with one–half cent and 0.005 of a share, respectively, being rounded upward.  Notwithstanding any other provision of this paragraph (e), the Issuer will not be required to make any adjustment of the Conversion Rate and Optional Conversion Rate unless such adjustment would require an increase or decrease of at least 1% of such rate; provided, that  any lesser adjustment will be carried forward and will be made at the time of any conversion pursuant to paragraph (c) above and on the Mandatory Conversion Date, regardless of whether the aggregated adjustment amounts to an increase or decrease of less than 1% in such rate. Any adjustments under this paragraph (e) will be made successively whenever an event requiring such an adjustment occurs.

(xii)                             Adjustments of Other Securities.  In the event that at any time, as a result of an adjustment made pursuant to this paragraph (e), the Holder of any Securities thereafter surrendered for conversion will become entitled to receive any shares of stock of the Issuer other than shares of Common Stock into which the Securities originally were convertible, the Conversion Rate and Optional Conversion Rate of such other shares so receivable upon conversion of any such Security will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (i) through (xi) of this paragraph (e), and the provisions of paragraphs (a) through (c) and (e) through (i) with respect to the Common Stock will apply on like or similar terms to any such other shares and the determination of the Board of Directors as to any such adjustment will be conclusive.

(xiii)                          No Adjustment Required in Certain Circumstances.  No adjustment will be made pursuant to this paragraph (e):

(A)                              if the effect thereof would be to reduce the quotient of the Conversion Rate or the Optional Conversion Rate, as the case may be, and the number of shares of Common Stock outstanding at the time of such adjustment below the par value of the Common Stock,

(B)                                if the Holders of the Securities may participate in the transaction that would otherwise give rise to an adjustment pursuant to this paragraph (e),

(C)                                upon the issuance of shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Issuer’s securities and the investment of additional optional amounts in Common Stock under any plan,

(D)                               upon the issuance of shares of Common Stock pursuant to rights or options to purchase Common Stock under any present or future employee, director or consultant benefit plan or program of or assumed by the Issuer or any of its Subsidiaries,

(E)  upon the issuance of shares of Common Stock pursuant to any right, option or warrant, or exercisable, exchangeable or convertible security outstanding as of the date of the issuance of this Security,

(F)  for a change in par value of the Common Stock and

(G)  for accrued and unpaid interest.

(f)                                    Consolidation or Merger of the Issuer.

If any of the following events occurs:

(1)                                  any reclassification or change of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

(2)                                  any merger, consolidation, binding share exchange or combination of the Issuer with another corporation (other than in a transaction in which the Issuer is the surviving or continuing corporation and in which each share of Common Stock outstanding immediately prior to such transaction remains unchanged in all material respects); or

(3)                                  any sale or conveyance of the properties and assets of the Issuer as, or substantially as, an entirety to any other corporation;

in each case, as a result of which holders of Common Stock will be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock then the Securities will, after the consummation of the applicable transaction, be subject to:

(A) conversion at the option of the Holder into the kind and amount of securities, cash or other property receivable upon consummation of the transaction by a holder of the number of shares of Common Stock, including fractional shares for this purpose, into which the Securities could have been converted immediately prior to consummation of the transaction; and

(B) conversion on the Mandatory Conversion Date into the kind and amount of securities, cash or other property receivable upon consummation of the transaction by a holder of the number of shares of Common Stock, including fractional shares for this purpose, into which the Securities would have been converted if the conversion on the Mandatory Conversion Date had occurred immediately prior to the date of consummation of the transaction, plus the right to receive cash in an amount equal to all accrued and unpaid interest on the Securities, assuming in each case that the holder of shares of Common Stock failed to exercise rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon consummation of the transaction, (provided, that if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, binding share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election have not been exercised (“Non-Electing Share”), then for the purposes of this paragraph (f), the kind and amount of securities, cash or other property receivable upon such merger, consolidation, binding share exchange, sale or conveyance for each Non-Electing Share will be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares).

The Issuer or the successor or purchasing corporation, as the case may be, will execute with the Trustee a supplemental indenture (which will comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing for the conversion of such Securities on the foregoing terms.  Such supplemental indenture must provide for adjustments which will be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3.  If, in the case of any such reclassification, change, merger, consolidation, binding share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, binding share exchange, combination, sale or conveyance, then such supplemental indenture must also be executed by such other corporation and must contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the conversion rights set forth in this Section 3.  The Company may not be a party to any transaction referred to in subparagraphs (1), (2) or (3) of this paragraph (f) unless the terms are consistent with the foregoing.

The Issuer will cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Registrar, within 20 days after execution thereof.  Failure to deliver such notice will not affect the legality or validity of such supplemental indenture.

The above provisions of this paragraph (f) will similarly apply to successive reclassifications, mergers, consolidations, binding share exchanges, combinations, sales and conveyances.

If this paragraph (f) applies to any event or occurrence, paragraph (e) will not apply.

(g)                                 Notice of Adjustment.

Whenever an adjustment in the Conversion Rate and Optional Conversion Rate with respect to the Securities is required:

(A)                              the Issuer will forthwith (and in any event within 10 Business Days following the adjustment) deliver to the Trustee an Officers’ Certificate (as provided in Section 106 of the Indenture) stating the adjusted Conversion Rate and Optional Conversion Rate determined as provided herein and setting forth in reasonable detail such facts as may be necessary to show the reason for and the manner of computing such adjustment; and

(B)                                the Issuer or, at the Issuer’s request, the Trustee in the name of and at the expense of the Issuer, will forthwith deliver to the Holders (as provided in Section 106 of the Indenture) a notice stating that the Conversion Rate and Optional Conversion Rate have been adjusted and setting forth the adjusted Conversion Rate and Optional Conversion Rate  Any notice so given will be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

(h)                                 Notice of Certain Events.

In case:

(1)                                  of a consolidation or merger to which the Issuer is a party and for which approval of any stockholders of the Issuer is required, or of the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d–3 under the Securities Exchange Act of 1934, as amended) of all or substantially all of the property and assets of the Issuer; or

(2)                                  of the voluntary or involuntary dissolution, liquidation or winding up of the Issuer; or

(3)                                  of any action triggering an adjustment of the Conversion Rate and Optional Conversion Rate referred to in clauses (x) or (y) below;

then, in each case, the Issuer will cause to be filed with the Trustee, and will cause to be given, to the Holders of the Securities in the manner provided in Section 106 of the Indenture, at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights, options or warrants triggering an adjustment to the Conversion Rate and Optional Conversion Rate pursuant to this Section 3, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights or warrants are to be determined, or (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up triggering an adjustment to the Conversion Rate and Optional Conversion Rate

pursuant to this Section 3 is expected to become effective, and the date as of which it is expected that holders of Common Stock of record will be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger sale, conveyance, dissolution, liquidation or winding up.

Failure to give such notice or any defect therein will not affect the legality or validity of the proceedings described in clause (1), (2) or (3) of this paragraph (h).

(i)                                     Issuer To Reserve Stock: Registration; Listing.

(A)                              The Issuer will, in accordance with the laws of the State of Delaware, at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Securities of this series, such number of its duly authorized shares of Common Stock as will from time to time be sufficient to effect the conversion of all Securities of this series then outstanding into such Common Stock at any time (assuming that, at the time of the computation of such number of shares or securities, all such Securities would be held by a single Holder); provided, however, that nothing contained herein will preclude the Issuer from satisfying its obligations in respect of the conversion of the Securities by delivery of purchased shares of Common Stock which are then held in the treasury of the Issuer.  The Issuer covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and nonassessable and free from all liens and charges and, except as provided in paragraph (j) below, taxes with respect to the issue thereof.

(B)                                If any shares of Common Stock which would be issuable upon conversion of Securities of this series hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, the Issuer will in good faith and as expeditiously as possible endeavor to cause such shares or securities to be duly registered or approved, as the case may be.  The Issuer further covenants that so long as the Common Stock will be listed on The New York Stock Exchange, the Issuer will, if permitted by the rules of such exchange, list and keep listed all Common Stock issuable upon conversion of the Securities of this series, and the Issuer will endeavor to list the shares of Common Stock required to be delivered upon conversion of the Securities of this series  prior to such delivery upon any other national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

(j)                                     Taxes on Conversion.

The issue of stock certificates on conversion of Securities of this series will be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Issuer will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities of this series pursuant hereto. The Issuer will not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that in which the Securities of this series so converted were registered, and no such issue or delivery will be made unless and until the Person requesting such issue has paid to the Issuer the amount of such tax or has established to the satisfaction of the Issuer that such tax has been paid.

(k)                                  Conversion After Record Date.

Except as provided below, if any Securities are surrendered for conversion pursuant to the provisions of Section 3(c)(i) above (Optional Conversion), on any day other than an Interest Payment Date, the Holder of such Securities will not be entitled to receive any interest that has accrued on such Securities since the prior Interest Payment Date

If a Security is surrendered for conversion pursuant to the provisions of Sections 3(c)(i) above (Optional Conversion) after the close of business on any Regular Record Date for payment of interest and before the opening of business on the corresponding Interest Payment Date, notwithstanding the conversion, the interest payable on the Interest Payment Date will be paid in cash to the person in whose name the Security is registered at the close of business on that Record Date, and, when so surrendered for conversion, the Security must be accompanied by payment by Holders, for the account of the Issuer, in funds of an amount equal to the interest payable on such Interest Payment Date on such Security being surrendered for conversion

(i)                                     If a Security is surrendered for conversion pursuant to the provisions of Section 3(c)(ii) above (Merger Conversion Right) after the close of business on any Regular Record Date for payment of interest and before the opening of business on the corresponding Interest Payment Date, notwithstanding the conversion, the interest payable on the Interest Payment Date will be paid in cash to the person in whose name the Security is registered at the close of business on that Record Date, and, when so surrendered for conversion, the Security must be accompanied by payment of an amount equal to the interest payable on such Security for the number of days that such Holder will not hold such Security following that Record Date and prior to the Interest Payment Date.

(l)                                     Issuer Determination Final.

Any determination that the Issuer or the Board of Directors must make pursuant to this Section 3 will be conclusive if made in good faith and in accordance with the provisions of this Article, absent manifest error, and set forth in a Board Resolution.

(m)                               Responsibility of Trustee for Conversion Provisions.

The Trustee has no duty to determine when an adjustment under this Section 3 should be made, how it should be made or what it should be.  The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities of this series.  The Trustee will not be responsible for any failure of the Issuer to comply with this Section 3.

The rights, privileges, protections, immunities and benefits given to the Trustee under the Indenture including, without limitation, its rights to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities under the Indenture.

(n)                                 Right of Holder to Convert; Limitations on Ownership of Common Stock.

Notwithstanding any other provision in the Indenture except as provided in this paragraph (n), the Holder of this Security will have the right, which is absolute and unconditional, to convert its Security in accordance with this Section 3 and to bring an action for the enforcement of any such right to convert, and such rights will not be impaired or affected without the consent of such Holder; provided, however, each beneficial owner of this Security will be deemed to have represented and agreed that it will not convert any Securities, to the extent that after giving effect to such conversion, the beneficial owner (together with such owner’s Affiliates) would have acquired, through conversion of the Securities or otherwise, beneficial ownership of a number of shares of the Common Stock that exceeds 9.9% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion.  By purchasing the Securities, each beneficial owner agrees that on the Mandatory Conversion Date, such beneficial owner will not hold a number of Securities such that, upon conversion of the Securities, the beneficial owner’s beneficial ownership of shares of Common Stock would (together with such owner’s Affiliates) exceed 9.9% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion.

For purposes of this paragraph (n), the number of shares of Common Stock beneficially owned by a Person and its Affiliates includes the number of shares of Common Stock issuable upon conversion of the Securities with respect to which the determination is being made, but will exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, non-converted Securities beneficially owned by such Person or any of its Affiliates and (B) exercise of the conversion of the unexercised or unconverted portion of any of our other securities (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Person or any of its Affiliates.  Except as set forth in the preceding sentence, beneficial ownership is to be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.  In determining the number of outstanding shares of common stock, a beneficial owner may rely on the number of outstanding shares of common stock as reflected in (1) the Issuer’s most recent Form 10-Q, Form 10-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Issuer, or (3) any other notice by the Issuer or the transfer agent setting forth the number of shares of Common Stock outstanding.  The number of outstanding shares of Common Stock is to be determined after giving effect to conversions of Securities by such beneficial owner and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

By its acceptance of this Security, each beneficial owner will be deemed to have represented and agreed to the foregoing provisions of this paragraph (n).

(o)                                 Notwithstanding anything in the Indenture or this Security to the contrary, all obligations and rights of the Issuer and the Holders to convert this Security into shares of Common Stock will immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Trustee or the Issuer if, prior to or on the Mandatory Conversion Date, any Event of Default under clause (6) or (7) of Section 501 of the Original Indenture has occurred.  This Security will remain Outstanding following any such event.  Upon the occurrence of any such event, the Issuer shall promptly, but in no event later than two

Business Days thereafter, give written notice to the Trustee and the Holders of the occurrence of such event.

4.                                       Satisfaction and Discharge, Defeasance.

The provisions of the Indenture relating to satisfaction and discharge of the Indenture with respect to any series of Securities issued thereunder, and defeasance of (a) the entire indebtedness of this Security and (b) certain restrictive covenants upon compliance by the Issuer with certain conditions set forth therein, will not apply to the Securities of this series.

5.                                       Events of Default.

In addition to the Events of Default set forth in the Indenture, with respect to the Securities of this series, an “Event of Default” will also mean: (a) the Issuer’s failure to deliver shares of Common Stock following any conversion specified in Section 3 and the continuance of such failure for 10 days following the scheduled settlement date for such conversion; or (b) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Issuer (including a default with respect to any securities issued pursuant to the Indenture other than the Securities of this series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Issuer (including the Indenture), whether such indebtedness now exists or is hereafter created which default has resulted in such indebtedness in an aggregate principal amount exceeding $40,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled within a period of 10 days after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities of such series a written notice specifying such default and requiring the Issuer to cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” under the Indenture.  If an Event of Default with respect to Securities of this series occurs and is continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

6.                                       Amendment, Supplement and Waiver.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer, and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of all series to be affected (voting as a class).  Notwithstanding the foregoing, the consent of each Holder of Securities of this series is required to amend the Indenture or the modify of the rights and obligations of the Issuer and the rights of the Holders of the Securities of this series if any such amendment or modification changes the ranking of any Security of this series or modifies the conversion provisions specified in Section 3 hereof in a manner adversely affecting the rights of the Holders of the Securities of this series.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the

Holders of all Securities of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  With respect to matters that require the consent of each Holder of Securities of this series, no such waiver may be effected without the unanimous consent of all Holders of Securities of this series.  Any such consent or waiver by the Holder of this Security will be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

7.                                       Obligation of the Issuer.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay all amounts due on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

8.                                       Exchange of Security.

This Security is exchangeable for Securities registered in the names of Persons other than the Depositary with respect to such series or its nominee only as provided in this paragraph. This Security will be so exchangeable if (x) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for such series or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, (y) the Issuer executes and delivers to the Trustee an Officers’ Certificate providing that this Security will be so exchangeable or (z) there has occurred and is continuing an Event of Default with respect to the Securities of such series. Securities so issued in exchange for this Security will be of the same series, having the same interest rate, if any, and maturity and having the same terms as this Security, in authorized denominations and in the aggregate having the same principal amount as this Security and registered in such names as the Depositary for such Global Security will direct.

9.                                       Transfers of Security.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Security of the series of which this Security is a part is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in any place where all amounts due on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

10.                                 Denominations of Security.

The Securities of the series of which this Security is a part are issuable only in registered form without coupons in denominations of $25 and in integral multiples thereof and representing notional principal amounts of $25 and in integral multiples thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

11.                                 No Service Charge.

No service charge will be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

12.                                 Persons Deemed Owners.

Prior to due presentment of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Holder in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Issuer, the Trustee or any such agent will be affected by notice to the contrary.

13.                                 GOVERNING LAW.  THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

14.                                 Terms.

All terms used in this Security which are defined in the Indenture or in any indenture supplemental thereto, but are not defined in this Security, will have the meanings assigned to them therein.

15.                                 CUSIP Number.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Administration Procedures, the Issuer has caused a CUSIP number to be printed on this Security and the Trustee may use such CUSIP number in notices as a convenience to Holders.  No representation is made as to the accuracy of the CUSIP number either printed on this Security or as contained in any notice and reliance may be placed only on other identification numbers placed thereon.